UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 12, 2015

ALON USA ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32567 (Commission File Number)	74-2966572 (IRS Employer Identification No.)

12700 Park Central Dr., Suite 1600
Dallas, Texas 75251
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (972) 367-3600

____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 12, 2015, Mr. Amit Ben Itzhak was appointed to the board of directors of Alon USA Energy, Inc. (the “Company”). Mr. Ben Itzhak has more than 20 years of financial and management experience and currently serves as Chairman of the Board of Alon Israel Oil Company, Ltd. (“Alon Israel”), the Company’s majority shareholder, and also serves as Executive Chairman of the Granot Corporation (“Granot”) and as Chairman of Hamashbir Agriculture Ltd. (“Hamashbir”), an Israeli agricultural supply company. From 2008 to 2013 Mr. Ben Itzhak served as Chief Executive Officer of Hamashbir. From 2005 to 2008 Mr. Ben Itzhak served as Chief Financial Officer of Tnuva Corporation, a leading food group in Israel, and from 2002 to 2005 served as Chief Executive Officer of Granot. Mr. Ben Itzhak was also Co-Founder, Chief Executive Officer, and Chairman of Zap Computing Ltd. from 2001 to 2005. Mr. Ben Itzhak has a B.A. in Economics and Business Administration from the Ruppin Academic Center and an M.B.A. (with honors) from the Hebrew University of Jerusalem.

Mr. Ben Itzhak was also appointed as a director of the general partner of Alon USA Partners, LP, a publicly-traded limited partnership (the “Partnership”). The Company owns 81.6% of the Partnership's common units and 100% of the non-economic general partner interest in the Partnership.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 15, 2015	By:	/s/ James Ranspot
James Ranspot
Senior Vice President, General Counsel and Secretary